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                                                         EXHIBIT A

                        COAST ENERGY GROUP, INC.
                     STOCK APPRECIATION RIGHTS PLAN

     This Stock Appreciation Rights Plan (this "PLAN") dated May 14, 1996, amends and replaces the Coast Energy Group, Inc. Stock Appreciation Plan dated January 31, 1996, and is hereby adopted by Coast Energy Group, Inc. (the "COMPANY").

     The Company desires to provide a cash incentive for certain of its key employees to remain in the service of the Company.

     Accordingly, the Company has adopted this Plan, as follows:

     1.  DEFINITIONS.  The following definitions apply to this Plan:

     ACCELERATION EVENT - any of the following:

          (a) the sale by the Company to the general public of shares of Common Stock, or limited partnership interests representing an equity interest in the Company's business, pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, in which the Company or the issuer of limited partnership interests receives net proceeds of at least $5 million (a "PUBLIC OFFERING").

          (b) a Sale, other than a Sale in which a majority of the Senior Officers of the Company immediately prior to the consummation thereof receive and accept, immediately after the consummation thereof, equity interests in the surviving or acquiring Person, whether such equity interests are represented by stock, partnership interests, limited liability company interests or other equity interests, or by options or other rights to acquire any of the foregoing, and whether or not such interests are subject to vesting or any similar restriction or limitation. The surviving or acquiring Person in a Sale which does not constitute an Acceleration Event is herein called a "CONTINUING BUYER." Following a Sale which does not constitute an Acceleration Event, all references herein to "Company" shall instead refer to the Continuing Buyer. "SENIOR OFFICERS" means the chief executive officer, any senior vice president and the controller.

          (c) any termination by the Company of the Holder's Employment, other than (i) for Cause or (ii) as part of a reduction in force approved by the Board of Directors or (iii) on account of the Holder's death or disability.

          (d) any termination by the Holder of his or her Employment within 60 days after any significant reduction made by the Company in the Holder's responsibilities or authority, other than in connection with a reduction in force approved by the Board of Directors, without the Holder's consent.

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     APPRECIATION AMOUNT - (x) the excess, if any, of the Trigger Company
Valuation over the Base Company Value, divided by (y) the sum, immediately prior to the Triggering Event, of the number of shares of Outstanding Common Stock plus the number of Outstanding SARs plus the number of SAR's granted under this Plan prior to the Triggering Event in question to which another Triggering Event was applicable and which were Vested SARs at the time of the other applicable Triggering Event.

     BASE COMPANY VALUE - $6,000,000, which is the product of 5,000,000 shares of Outstanding Common Stock on the date of this Plan times a per-share value of $1.20.

     BOARD OF DIRECTORS - the Board of Directors of the Company or any properly constituted committee thereof.

     CAUSE - the occurrence of any of the following events: (a) substantial failure to satisfactorily perform the material responsibilities of the Holder's position; (b) conviction of a felony (other than a misdemeanor or traffic-related offense) punishable by imprisonment; (c) continuing intoxication or other physical impairment by means of alcohol, drugs or otherwise during working hours; (d) theft or misappropriation of property or funds of the Company; or (e) material acts of dishonesty, gross carelessness or gross misconduct in the performance of the Holder's duties.

     COMMON STOCK - the common stock of the Company.

     COMPANY - see the introduction hereto.

     DATE OF AWARD - the date stated in the Notice of Award.

     EMPLOYMENT - employment on a substantially full-time basis by the Company or any Subsidiary of the Company.

     GAAP - generally accepted accounting principles.

     HOLDER - an individual to whom an SAR was awarded pursuant to this Plan.

     NOTICE OF AWARD - a notice in the form of Attachment 1 hereto, duly completed and signed on behalf of the Company.

     OUTSTANDING COMMON STOCK - the authorized, issued and outstanding shares of Common Stock on the date of determination, together with shares of Common Stock issuable pursuant to warrants, options, convertible securities or other rights outstanding on the date of determination, but excluding the SARs. The actual number of shares of Common Stock outstanding on the date of this Plan is only 1,000; this small number reflects the Company's policy of minimizing its annual Delaware franchise taxes. For all purposes of this Plan, however, such 1,000 actual shares will be deemed to be 5,000,000 shares of Outstanding Common Stock.

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     OUTSTANDING SARs - all SARs issued under this Plan prior to the date of determination, less all SARs to which any Triggering Event occurring prior to the date of determination applied.

     PERSON - an individual or a corporation, partnership, limited liability company, trust or any other entity of any kind.

     SALE - (a) the consummation of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of a majority of the Outstanding Common Stock immediately prior to consummation of such transaction (or their affiliates) do not have a majority equity interest, individually or collectively, directly or indirectly ("CONTROL"), in the surviving person in such transaction immediately after consummation of such transaction; (b) the consummation of any sale or transfer of all or substantially all of the Company's assets to an acquiring person in which the holders of a majority of the Outstanding Common Stock immediately prior to such sale or transfer (or their affiliates) do not have Control of the acquiring person, individually or collectively, immediately after such sale or transfer; (c) the consummation of any sale (other than in connection with a Public Offering) of a majority of the Outstanding Common Stock immediately prior to such sale to an acquiring person in which the holders of a majority of the Outstanding Common Stock immediately prior to such sale (or their affiliates) do not have Control of the acquiring person, individually or collectively, immediately after such sale.

     SAR - a unit of contingent cash consideration granted pursuant to this Plan which entitles the holder thereof to receive, upon certain events in accordance with the terms of this Plan, the Appreciation Amount as provided in this Plan.

     SUBSIDIARY - a Person which is a subsidiary under GAAP.

     TRIGGER COMPANY VALUATION - (a) 3 times the Company's consolidated earnings before interest, taxes, depreciation and amortization, all as determined in accordance with GAAP, in the fiscal year most recently completed before the Trigger Date in question, minus (b) the aggregate principal amount, determined in accordance with GAAP, of the Company's consolidated liabilities at the end of such fiscal year for borrowed money, capitalized leases and the financing of the acquisition of property or services over an original term of 1 year or more.

     TRIGGERING EVENT - the first of the following to occur:

          (a) a Public Offering, which will apply to all Outstanding SARs as of the consummation thereof,

          (b) the Holder's Employment ends for any reason, and whether or not it constitutes an Acceleration Event, which will apply to all Outstanding SARs then held by the Holder,

          (c) the fifth anniversary of the Date of Grant, which will apply to all Outstanding SARs as of such fifth anniversary, or

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          (d) if the Board of Directors elects, in its sole discretion, to treat it as a Triggering Event, the consummation of a Sale of the Company, which will apply to all Outstanding SARs at the time of such consummation. In the event the Board of Directors elects to treat the consummation of a Sale as a Triggering Event, it shall also constitute an Acceleration Event.

     VESTED SARs - the applicable percentage stated below of all SARs theretofore awarded to a Holder:

                                                            APPLICABLE
     DATE OF TRIGGERING EVENT                               PERCENTAGE
     Prior to 1st anniversary of Date of Award              0%

     On or after 1st anniversary, but prior to 2d
     anniversary, of Date of Award                          20%

     On or after 2d anniversary, but prior to 3d
     anniversary, of Date of Award                          40%

     On or after 3d anniversary, but prior to 4th
     anniversary, of Date of Award                          60%

     On or after 4th anniversary, but prior to 5th
     anniversary, of Date of Award                          80%

     On or after 5th anniversary of Date of Award           100%

provided, however, that if an Acceleration Event has occurred before the Triggering Event, or if the Triggering Event is an Acceleration Event, the applicable percentage will be 100%.

     2. AUTHORIZED SARs; GRANT. Up to 5,000,000 SARs may be awarded, at the sole discretion of the Board of Directors, under this Plan. The award of SARs will be evidenced solely by the delivery of a Notice of Award. No Person will have any rights or claims under or relating to this Plan or any SAR unless and until a Notice of Award has been delivered.

     3. OCCURRENCE OF A TRIGGERING EVENT. Within 30 days after a Triggering Event, the Company shall give notice thereof to the Holder(s) of SARs to which the Triggering Event applies (the "TRIGGERING NOTICE"). Within 90 days after the Triggering Notice, the Company will pay the Holder(s) of SARs to which the Triggering Event applies, for each Vested SAR to which the Triggering Event applies, the Appreciation Amount, if any. The payment shall be made in the form of cash and, at the Company's option, tender of its promissory note. The portion payable by promissory note shall not, however, exceed two-thirds of the total amount payable. If a promissory note is issued, it will be payable in full on the fifth anniversary of its issuance, will bear interest at the bond equivalent rate borne at the time of the Triggering Event by U.S. Treasury obligations maturing 5 years after the Triggering Event, will be prepayable by

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the Company's option at any time, in whole or in part, without premium or penalty and all payments of principal and interest thereunder shall be deferrable by the Company to the extent such payment would violate or cause a default under any loan agreement, note purchase agreement, indenture, note, bond, debenture or other instrument relating to indebtedness. Any deferred amount shall bear interest at the same rate as specified in this Section 3. All decisions regarding a Triggering Event, including timing, terms and conditions and the consideration relating thereto, are at the sole and absolute discretion of the Board of Directors.

     4.  TAXES; STATUS OF HOLDERS; UNFUNDED AND UNSECURED.

     (a) Any taxes payable in connection with the SARs shall be the responsibility of the Holders. All payments to the Holders of SARs shall be subject to the withholding and payment of applicable payroll, withholding and other taxes.

     (b) The Holders shall not have any interest in any fund or specific assets of the Company by reason of this Plan. Nothing contained herein shall require the Company to segregate any monies from its general funds, to create any trusts or to make any special deposits in connection with any of its obligations hereunder. No Holder will have any rights of a shareholder on account of any SARs held by him or her.

     (c) All amounts payable to Holders under this Plan shall be paid from the general funds of the Company, and no Holder shall be more than an unsecured general creditor of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in this Agreement shall be deemed to create a trust of any kind for the benefit of any Holder, or create any fiduciary relationship between the Company and any Holder.

     5. TRANSFERS, ETC. SARs shall not be transferable by the Holders except by will or by the laws of descent and distribution. During the lifetime of the Holders, SARs granted hereunder shall be exercisable only by the Holders.

     6. CHANGES IN COMMON STOCK. In the event of any stock dividend, split, reverse split, recapitalization, exchange of shares or other similar corporate change, the aggregate number of SARs granted under this Plan to the Holders, or the terms thereof, shall be adjusted by the Board of Directors to the extent necessary to preserve the benefits of this Plan to the Holders and to the Company. The Company reserves the right to issue new SARs and new shares of Common Stock in its sole discretion, without making any adjustment of the SARs (except for the instances expressly provided for in the preceding sentence), even though such additional issuances may have an a dilutive economic effect on SARs.

     7. HEIRS, ETC. This Plan shall be binding on the Holders and his heirs and personal representatives, and on the Company and its successors and assigns.

     8. COUNTERPARTS. This Plan may be executed in two or more counterparts, any one of which shall be deemed an original without reference to the others.

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     9.  EMPLOYMENT. This Plan is not, and shall not be construed as, an employment agreement for the benefit of the Holders. The granting of SARs hereunder shall not affect the Holder's status as an "at will" employee of the Company or a Subsidiary thereof.

     10. NOTICES. Notices given hereunder shall be in writing and delivered either in person or by registered mail, return receipt requested, and shall be deemed given on the third day after being personally delivered or mailed, as the case may be. Notices shall be given to the parties at the addresses set forth below their respective signatures.

     11. BOARD OF DIRECTORS. The Board of Directors shall have the right to determine all questions relating to the interpretation and enforcement of this Agreement, and its determination will be final and binding on all Holders. This Plan is subject to amendment and termination at any time at the sole discretion of the Board of Directors, provided that no amendment or termination of the Plan will materially adversely affect the rights of any Holder of an Outstanding SAR at the time of such amendment or termination.

     12. GOVERNING LAW. This Plan shall be a contract made under, governed by and construed under, the laws of the state of Delaware, without regard to its conflict of laws rules.

     13. ARBITRATION. Any dispute arising under or relating to this Plan which is not determined by the Board of Directors shall be determined exclusively by arbitration before a single arbitrator in Los Angeles, California. If the parties to the dispute cannot agree on the arbitrator within 15 days of demand for arbitration, he or she will be selected by the President of the Los Angeles chapter of the American Arbitration Association. Each party to the dispute will bear his, her or its own expenses, including without limitation the fees and expenses of its, his or her own counsel. The fees and expenses of the arbitrator will be borne equally by all parties to the dispute.

     14. MISCELLANEOUS. The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan. This Plan embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. Neither the Plan nor any SAR may be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Plan supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter. Wherever possible, each provision of this Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Plan shall be prohibited by or declared invalid under applicable law, such provision shall be void and of no effect and the remaining provisions of this Plan shall remain in full force and effect.

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                                                               ATTACHMENT 1

                                 NOTICE OF AWARD
                                      UNDER
                             COAST ENERGY GROUP, INC.
                           STOCK APPRECIATION RIGHTS PLAN


     This Notice of Award confirms the award of the number of SARs stated below to the person, and on the date, stated below, under the Stock Appreciation Rights Plan (the "PLAN") dated May 14, 1996 (and possibly to be amended and from time to time hereafter in accordance with its terms), which amends and replaces the Coast Energy Group, Inc. Stock Appreciation Rights Plan dated January 31, 1996 of Coast Energy Group, Inc., a Delaware corporation (the "COMPANY").

     This Notice of Award, and the SARs awarded hereby, are subject to all the terms and conditions of the Plan, as it is in effect from time to time. Possession of this Notice of Award does not evidence any title to or interest in SARs. During the lifetime of the Awardee, all SARs can be exercised only by the Awardee.

     By his or her acceptance hereof, the Holder hereby acknowledges the receipt of the Plan as currently in effect and that the SARs granted hereunder have no independent value and are governed in full by the Plan.

     1. Name of Awardee:

     2. Number of SARs Awarded:

     3. Date of Award:                 February 1, 1996

     IN WITNESS WHEREOF, the Company has executed this Notice of Award, effective on the Date of Award stated above.

                                       COAST ENERGY GROUP, INC.

                                       By
                                         ---------------------------------
                                             Keith G. Baxter
                                             Chief Executive Officer


Awardee acknowledges receipt and acceptance of the Amended Plan dated May 14, 1996.

                                         ---------------------------------
                                              Name
                                              Title